Exhibit 10.3
AMENDMENT NO. 2
TO
EMPLOYMENT AGREEMENT
     SECOND AMENDMENT TO EMPLOYMENT AGREEMENT, made as of February 14, 2006, between WINSTON HOTELS, INC., a North Carolina corporation (the “Corporation”), and KENNETH R. CROCKETT (the “Employee”):
     WHEREAS, the Employee and the Company entered into an Employment Agreement dated as of January 2, 2003 (the “Employment Agreement”); and
     WHEREAS, the parties desire to amend the Employment Agreement as provided herein.
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:
     1. The first paragraph of Section 2 of the Employment Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:
“Employee shall serve as the Executive Vice President and Chief Development Officer of the Corporation and shall have such responsibilities and authority consistent with such positions as may be reasonably assigned to him by the Board of Directors of the Corporation. Employee shall devote his full time and attention and best efforts to perform successfully his duties and advance the Corporation’s interests. Employee shall abide by the Corporation’s policies, procedures, and practices as they may exist from time to time.”
     2. Except to the extent hereby amended, the Employment Agreement is hereby confirmed and ratified and shall continue in full force and effect.
     3. The effective date of this Amendment is January 1, 2006.
[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Second Amendment to Employment Agreement as of the date first written above.

WINSTON HOTELS, INC.:		EMPLOYEE:

By:	/s/ Robert W. Winston	By:	/s/ Kenneth R. Crockett

Name:	Robert W. Winston	Name:	Kenneth R. Crockett
Title:	Chief Executive Officer	Title:	Executive Vice President and
Dated:	February 14, 2006		Chief Operating Officer
		Dated:	February 14, 2006